Exhibit 5.1

February 23, 2010	ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX foley.com CLIENT/MATTER NUMBER 084147-0101

Homeowners Choice, Inc.

2340 Drew Street, Suite 200

Clearwater, Florida 33765

Ladies and Gentlemen:

We have acted as counsel to Homeowners Choice, Inc., a Florida corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1/MEF (No. 333-152503) and the Registration Statement on Form S-1 (No. 333-150513) (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering 905,001 shares of the Company’s common stock, no par value, issuable upon the exercise of warrants that were issued in connection with the Company’s initial public offering (the “Warrant Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus; the Company’s Articles of Incorporation (as amended); the Company’s Bylaws (as amended); proceedings of and actions taken by the Company’s Board of Directors relating to the issuance of the securities covered by the Registration Statement, and such other records, certificates and documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

The opinions set forth in this letter are limited solely to the laws of the State of Florida, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Warrant Shares covered by the Registration Statement have been duly authorized, and, upon issuance in accordance with the terms of any applicable agreements and the receipt of the consideration contemplated thereby, will be validly issued, fully paid and nonassessable.

BOSTON BRUSSELS CENTURY CITY CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR	SAN FRANCISCO SHANGHAI SILICON VALLEY TALLAHASSEE TAMPA	TOKYO WASHINGTON, D.C.

February 23, 2010

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP